UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E Wall, NJ 07719 (Address of principal executive offices)

(732) 359-1100 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

 On March 25, 2020, BIO-key International, Inc. (the “Company”) entered into a sales incentive agreement (the “Sales Agreement”) with Technology Transfer Institute (“TTI”) to pursue market opportunities in the continent of Africa. The initial term of the Sales Agreement is one-year (the “Initial Term”) which will automatically extend for additional one-year terms unless earlier terminated by either party upon written notice of nonrenewal given on or before ninety (90) days before the end of the then current term.

The Sales Agreement provides that for each $5,000,000 in revenue (up to a maximum of $20,000,000) TTI generates for the Company during the Initial Term through sales of the Company’s products and services in Africa to new government and private customers that generate net income (calculated under U.S. generally accepted accounting principles) of at least 20%, the Company will pay TTI a sales incentive fee of $500,000 payable by the issuance of 500,000 shares of Common Stock. In the event that TTI generates revenue for the Company in excess of $20,000,000 during the Initial Term, the Company will issue TTI a five-year warrant to purchase 100,000 shares of Common Stock at an exercise price of $1.50 per share (the “Warrants”) for each $1,000,000 of revenue in excess of $20,000,000 (up to a maximum of $25,000,000). In no event shall the Company be obligated to issue more than 2,000,000 shares of Common Stock or Warrants to purchase more than 500,000 shares of Common Stock pursuant to the Sales Agreement. These Warrants contain “blocker provisions” which prohibit exercise, if such exercise would result in TTI being the beneficial owner of in excess of 4.99% of our Common Stock or 9.99% of our Common Stock if TTI is the beneficial owner of more than 4.99% of our Common Stock.

The foregoing descriptions of the Sales Agreement and the Warrants, do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of the forms of which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

The foregoing securities will be issued in a private placement transaction pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, to one accredited investor without general solicitation or advertising of any kind and without payment of placement agent or brokerage fees to any person.

Item 3.02     Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: March 31, 2020
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch Chief Financial Officer